Exhibit 10.3

QUALITY GREEN BUILDING SUPPLIES, INC.
SUBSCRIPTION AGREEMENT

COMMON STOCK AT $0.0101 PER SHARE

THE SHARES TO BE ISSUED BY QUALITY GREEN BUILDING SUPPOES, INC. (THE “COMPANY”) HAVE NOT BEEN REGISTERED UNDER THE SRCURITYS ACT OF 1933, AS AMMENDED (THE “ACT”), OR APPLICABLE STATE BLUE SKY OR SECURITIES LAWS AND ARE OFFERED UNDER AN EXEMPTION FROM THE REGISTRATION PROVISIONS OF SUCH LAWS.

THE SHARES CANNOT BE SOLD, TRANSFERRED, ASSIGNED, OR OTHERWISE DISPOSED OF EXVEPT IN COMPLIANCE WITH THE RESTRICTIONS ON TRANSFER CONTAINED IN THEIS SUBSCRIPTION AND APPLICABLE FEDERAL AND STATE SECUTIRTIES LAWS.

The undersigned Elite Renewable Energies Technology, Inc. (the “Subscriber”) hereby applies to purchase shares of Common Stock (the “Shares”) of Quality Green Building Supplies, Inc., a California corporation (the “Company”) in accordance with the terms and conditions of this Subscription Agreement (the “Agreement” or “Subscription”).

1.
Subscription Payment.  As payment for the Shares, with the execution of this Agreement the subscriber is payable to the order of the Company in the aggregate amount of Three Hundreds Seventy Thousand Dollars ($330,000.00) to QUALITY GREEN BUILDING SUPPLIES, INC. or have arranged for a wire transfer to the account and pursuant to the instructions set forth for payment of the Shares.

2.
Description of Shares. Except otherwise as provided in this Agreement and the Voting Agreement, the Shares shall have the rights, privileges and preferences as set forth in the Company’s Bylaws attached hereto.

3.	Representations of the Company. The Company hereby represents to the Subscriber that:

a.	The Company is in good standing with its state of incorporation,

b.
The Company has only one class of common stock and has sold 32,673,268 shares the common stock to its three founders and has none other series of common nor prefer stick, authorized, issued and outstanding.

c.	The Company Board of Directors has properly authorized the sale and issuance additional 32,673,268 shares of its common stock to the Subscriber,

d.
The total common shares issued and outstanding after the execution of this transaction is 64,673,268 shares and the subscription of 32,673,268 shares does represent fifty point fifty two percent (50.52%) of the total shared issued and outstanding.

e.
The Company shall not sell or issue any additional shares capital stock that would have the effect of diluting Subscriber in a manner different than any other holder of the same class of securities of the Company,

f.	The Company has no plan to sell additional shares and will not unless first obtained written consent from the Subscriber.

4.
Representations of the Subscriber.  In consideration of the Company’s acceptance of the Subscription, the Subscriber make the following representations and warranties to the Company, to its principals, and to participating broker-dealers, if any, jointly and severally, which warranties and representations shall survive any acceptance of the subscription of the Shares:

a.
The Subscriber is familiar with the business of the Company.  The Subscriber has had the opportunity to ask questions and receive any additional information from persons acting on behalf of the Company to verify its understanding of the terms thereof and the of the Company’s business and status thereof, and that no oral information furnished to the undersigned or its advisors in connection with its subscription of the Shares has been in any way in consistent with other documentary information provided.

b.
The Subscriber that it has received and retained information regarding the Company and that its Board of Directors has carefully read and understood all parts of such document which shall be incorporated in full into this Subscription Agreement.

c.
The Subscriber acknowledges that it has not seen, received, been presented with, or been solicited by any leaflet, public promotional meeting, newspaper or magazine article or advertisement, radio or television advertisement, or any other form of advertising or general solicitation with respect to the Shares.

d.
The Shares are being purchased for the Subscriber’s own account for long-term investment an d not with a view to immediately re-sell the Shares. No other person or entity will have any direct or indirect beneficial interest in, or right to, the Shares.  The Subscriber or its agents or investment advisors have such knowledge and experience in financial and business matters that will enable it to utilize the information made available in connection with the purchase of the Shares to evaluate the merits and risks thereof and to make an informed investment decision.

e.
The Subscriber acknowledges that the Shares have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or qualified under the California Securities Law, any other applicable blue sky laws, in reliance, in part, on its representations, warranties and agreements made herein.

f.
Other than the rights specifically set forth in this Subscription, the Subscriber represents, warrants and agrees that the Company and the officers of the Company (the Company’s Officers”) are under no obligation to register or qualify the Shares under the Securities Act or under any state securities law, or to assist the undersigned in complying with any exemption from registration and qualification.

g.
The Subscriber represents that it meets the criteria for participation because (i) it or its principals or management have a preexisting business relationship with the Company or one or more of its partners, officers, directors or controlling persons, or (ii) by reason of the business or financial experience of its financial advisors who are unaffiliated with, and are not compensated, directly or indirectly, by the Company or any affiliate or selling agent of the Company, the Subscriber is capable of evaluating the risk and merits of an investment in the Shares and of protecting its own interests; and it has evaluating the risk and merits of an investment in the Shares and of protecting its own interests; and it has total assets in excess of $5,000,000 and was not formed for the specific purpose of acquiring the Shares.

h.
The Subscriber understands that the Shares are illiquid and cannot be readily sold as there will not be public market for them and that the Subscriber may not be able to sell or dispose of the Shares, or the utilize the Shares as collateral for a loan.  The subscriber must not purchase the Shares unless it have liquid assets sufficient to assure that such purchase will cause it no undue financial difficulties and that the Subscriber can still provide for it current and possible contingencies, and that the commitment herein for the Shares, combined with its other investments, is reasonable in relation to the Subscriber’s financial conditions.

i.
The Subscriber understands that its right to transfer the Shares will be restricted against unless the transfer is not in violation of the Securities Act, the California Securities Law, and any other applicable state securities laws (including investment suitability standards), that the Company will not consent to a transfer of the Shares unless the transferee represents that such transferee meets the financial suitability standard required of an initial participant and that the company has the right , in its absolute discretion, to refuse to consent to such transfer.

j.
The Subscriber has been advised to consult with its own attorney or attorneys regarding all legal matters concerning an investment in the Company and the tax consequences of purchasing the Shares, and have done so, to the extent it considers necessary.

k.
The Subscriber acknowledges that is tax consequences of investing in the Company will depend on its particular circumstances, and neither the Company, the Company’s Officers, any other investors, nor the partners, shareholders, members,  managers, agents, officers, directors, employees, affiliates or consultants of any of them, will be responsible or liable for its tax consequences of an investment in the Company.  The Subscriber will look solely to and rely upon its own advisers with respect to the tax consequences of this investment.

l.
All information which the Subscriber has provided to the Company concerning itself, its financial position and its knowledge of financial and business matters is truthful accurate, correct and complete as of the date set forth herein.

m.	Each certificate or instrument representing securities issuable pursuant to this Subscription will be endorsed with the following legend:

THE SECURITIES EVIDENCED BY THE CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SUCURITIES ACT OF 1933, AS AMMENDED, AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED OR HYPOTHECATED UNLESS THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT COVERING SUCH SECURITIES, THE TRANSFER IS MADE IN COMPLIANCE WITH RULE 144 PROMULGATED UNDER SUCH ACT OR THE COMPANY RECEIVES AN OPTION OF COUNSEL FOR THE HOLDER OF THESE SECURITIES WHICH IS REASONABLY STATISFACTORY TO THE COMPANY, STATING THAT SUCH SALE, TRANSFER, ASSIGNMENT OR HYPOTHECATION IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SUCH ACT.

5.
Conditions precedent to the Company’s obligations to Issue Shares.  The Subscriber understand that the Company’s obligations to sell and issue the Shares are conditioned upon the receipt and acceptance by the Company of this Agreement, properly executed and the acceptance by Company of the purchase price.

6.	Survival of Representations, Warranties and Agreements. The representations, warranties and agreements contained herein shall survive the delivery of, and payment for, the Shares.

7.
Acceptance of Subscription.  The Company may accept this Subscription at any time in its sole discretion for the Shares subscribed for by executing a copy hereof as provided. The Subscriber understands that the Company may, in its sole discretion, reject this Subscription or may accept only a portion of this Subscription.  The Subscriber shall not have any of the rights of a shareholder of the Company and any sale of Shares shall not be deemed to occur, until the Company accepts its offer in writing and until the Subscriber has made full payment for the Shares subscribed therefore.

8.
Indemnification of the Company.  The Subscriber hereby agrees to indemnify and hold harmless the Company, its respective officers, directors, shareholders, employees, agents and attorneys of each such entity against any and all losses, claims, demands, liabilities and expenses (including reasonable legal or other expenses incurred by each such person in connection with defending or investigating any such claims or liabilities, whether or not resulting in any liability to such person) to which any such indemnified party may become subject under the Securities Act, under any other statute, at common law or otherwise, insofar as such loses, claims, demands, liabilities and expenses which (a) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in this Subscription, or (b) arise out of or are based upon any breach of any representation, warranty or agreement contained herein.

9.	Miscellaneous.

a.	This Subscription may be amended only be execution of a written instrument executed by all parties hereto.

b.	This Subscription may not be assigned by Subscriber without the express written consent of the Company.

c.	Each party hereto agrees to execute any instrument and to perform any acts which are or may become necessary to effectuate this Subscription and to fulfill its terms.

d.	This Subscription shall be binding upon and inure to the benefit of the parties hereto, their respective heirs, personal representative, successors and assigns.

e.
This Subscription constitutes the entire agreement between the parties hereto with respect to the subject matter hereof, and supersedes all prior agreements, understandings, negotiations and discussions, both written and oral, between those parties hereto with respect to such subject matter.

f.	This Subscription shall be interpreted pursuant to and governed by the laws of the State of California.

g.	The invalidity or unenforceability of any provision of this Subscription shall not affect the validity or enforceability of the remaining provisions.

h.	This Subscription may be executed in any manner of counterparts and by the separate parties hereto in separate counterparts, each of which shall be deemed to be the one and the same instrument.

i.
Any notice under this Subscription shall be deemed to have been sufficiently given if sent by registered or certified mail, postage prepaid, addressed to (1) the Company at Quality Green Building Supplies, Inc., c/o Anslow & Jackline, LLP, 195 Route 9 South, Suite 204, Manalapan, New Jersey, 07726 Att: Greg Jacklin, Esq.; and (2) at the Subscriber’s address appearing on the signature page(s) hereto or to any other address which may hereafter be designated by either party by notice given in such manner.  All notices shall be deemed to have been given as of the date of receipt.

j.
If any legal action or other preceding (nonexclusively including arbitration) is brought for the enforcement of or to declare any right or obligation under this Subscription or as a result of a breach, default or misrepresentation in connection with any of the provisions of this Subscription, or otherwise because of a dispute among the parties hereto, the prevailing party will be entitled to recover actual attorney’s fees (including costs for appeals and collection) and other costs incurred in such action or proceeding, in addition to any other relief to which such party may be entitled.

k.	The section and subsection headings in this Subscription are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Subscription.

l.
The Subscriber agrees and acknowledges that (i) the information contained herein is confidential in nature and the recipient will not disclose this information to any other parties, except for professional adviser engaged to assist in the consideration of this business, (ii) a breach of this confidentiality would be harmful to the Company, (iii) that the materials or information received regarding the Company will not be reproduced or distributed to others, and (iv) upon the request of the Company, any and all materials of the Company received will be returned.

[Signature Page to Follow]

Subject to acceptance by the Company, the undersigned has completed this Subscription, this 18th day of Aug 2009.

SHARES PURCHASED: 32,673,268 SHARES OF COMMON STOCK;

PURCHASE PRICE: $0.0101 PER SHARE.

“SUBSCRIBER”

ELITE RENEWABLE ENERGIES
TECHNOLOGY, INC.

By:	/s/ George Ma
George Ma, Chairman

Date:	8/18 , 2009

Address:	848 Stewart Drive, #101
Sunnyvale, CA 94085

The foregoing Subscription is accepted this 18th day of Aug, 2009

“COMPANY”

QUALITY GREEN BUILDING
SUPPLIES, INC.

By:	/s/ Spencer Luo
Spencer Luo, CEO

By:	/s/ Steven Leung
Steven Leung, Secretary

Date:	8/18 , 2009

Address:	PO BOX 1360, Millbrae,
CA 94030